EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-216408) and Form S-8 (Nos. 333-197088, 333-184178, 333-183993, 333-182066, 333-174665, 333-165736, 333-133559 and 333-125992) of Mondelēz International, Inc. of our report dated February 9, 2018 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

February 9, 2018